UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 2, 2013

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive,

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 16, 2013, Nicolaas Arnold’s employment as Cepheid’s Executive Vice President, Worldwide Commercial Operations, was terminated. In connection with such termination, Cepheid and Mr. Arnold entered into a separation agreement (the “Separation Agreement”), effective as of February 2, 2013, pursuant to which Cepheid agreed to provide the following separation benefits to Mr. Arnold:

•	cash severance payment of $397,400, less applicable state and federal payroll deductions, which equals twelve months of Mr. Arnold’s base salary;

•	payment to Mr. Arnold of his incentive bonus determined to be due under Cepheid’s 2012 Incentive Plan;

•	an additional 90 days (for a total period of 180 days) to exercise all options vested as of Mr. Arnold’s separation date; and

•	payment of insurance premiums to continue Mr. Arnold’s existing health benefits for 12 months following Mr. Arnold’s separation date.

The Separation Agreement also contains customary terms, such as a release of claims by Mr. Arnold against Cepheid. The foregoing is a summary of the Separation Agreement and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: February 4, 2013	By:	/s/ Andrew D. Miller
		Name:	Andrew D. Miller
		Title:	Executive Vice President, Chief Financial Officer